Exhibit 99.1

Nortech Systems Reports Fourth Quarter Results

MINNEAPOLIS – March 31, 2025 – Nortech Systems Incorporated (Nasdaq: NSYS) (“Nortech” or the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical, industrial and defense markets, reported financial results for the fourth quarter ended December 31, 2024.

2024 Q4 Highlights:

●	Net sales of $28.6 million
●	Net loss of ($1.5) million, or ($0.54) per diluted share
●	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of ($585) thousand loss
●	90-day backlog of $26.5 million as of December 31, 2024

Management Commentary

“Fourth quarter net sales were unexpectedly impacted by the timing of our defense customers’ approvals for transfers from our closed Blue Earth facility to our Bemidji plant. This unforeseen delay includes additional protocols and requirements that we must complete before receiving customer approval for these transfers. We anticipate clearing the majority of this approval backlog during the second quarter of 2025,” said Jay D. Miller, President and CEO of Nortech. “Despite this short-term challenge, we remain very optimistic about the long-term prospects of our business.”

“We have just completed a significant restructuring of our back office and plant operations to better serve our customers by delivering high-quality products and services on-time with shorter lead times,” Miller noted. “We are incredibly proud of the resiliency and dedication demonstrated by our team throughout the third and fourth quarters of 2024. Their hard work and adaptability have enabled us to consolidate the Company’s North American footprint and move customer programs to manufacturing locations that better fit our customers’ needs. These strategic moves are designed to better scale the business, improve efficiency, and reduce our ongoing cost structure. Our investments in research and development, particularly in fiber optics technologies, and our commitment to continuous improvement, position us well for long-term growth and success. We are also proactively monitoring the shifting regulatory environment, trade policies and uncertainties in the current geopolitical environment, which may significantly impact our global business operations.”

Summary Financial Information

The following table provides summary financial information comparing the fourth quarter 2024 (“Q4 2024”) financial results to the same quarter in 2023 (“Q4 2023”) as well as the year ended December 31, 2024 (“2024”) information to the same period in 2023 (“2023”).

($ in thousands)	Q4 2024	Q4 2023	% Change	2024	2023	% Change
Net sales	$28,620	$36,054	(20.6)%	$128,133	$139,332	(8.0)%
Gross profit	$2,822	$6,827	(58.7)%	$16,722	$23,104	(27.6)%
Operating expenses	$4,049	$4,150	(2.4)%	$16,917	$17,151	(1.4)%
Net (loss) income	$(1,478)	$4,352	(134.0)%	$(1,295)	$6,874	(118.8)%
EBITDA	$(889)	$3,188	(127.9)%	$1,543	$8,003	(80.7)%
Adjusted EBITDA	$(585)	$3,188	(118.4)%	$2,114	$8,003	(73.6)%

Conference Call

The Company will hold a live conference call and webcast at 3:30 p.m. central time on Monday, March 31, to discuss the Company’s 2024 fourth quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Andrew D. C. LaFrence, Chief Financial Officer. To access the live audio conference call, US participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 277848. Participants may also access the call via webcast at: https://www.webcaster4.com/Webcast/Page/2814/51665.

###

About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech primarily serves the medical imaging, medical device, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire, cable, and interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has six manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results, gaining approval of customers relating to moving production from one facility to another Company-owned facility, strengthening of customer relationships, achieving long-term strategic goals, effects of restructuring and consolidating manufacturing facilities, sustained long-term health and growth, ability to scale our business, reducing cost structure and optimism about customer pipeline. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) commodity cost increases coupled with challenges in raising prices and/or customer pressure to reduce prices; (2) supply chain disruptions leading to shortages of critical components; (3) volatility in market conditions which may affect demand for the Company’s products; (4) increased competition and/or reduced demand; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) the unanticipated loss of any key member of senior management; (8) geopolitical, economic, financial and business conditions; (9) the Company’s ability to steadily improve manufacturing output and product quality; (10) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition; or (11) challenges with customers with respect to moving production from one facility to another Company-owned facility. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Generally Accepted Accounting Principles (“GAAP”) Measures to Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA reflects the impact of restructuring and non-recurring items. EBITDA and Adjusted EBITDA are not a measurement of our financial performance under GAAP and should not be considered an alternative to net sales or net income, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA and Adjusted EBITDA have limitations as an analytical metric, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(IN THOUSANDS, EXCEPT SHARE DATA)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2024	2023	2024	2023

Net sales	$28,620	$36,054	$128,133	$139,332
Cost of goods sold	25,798	29,227	111,411	116,228
Gross profit	2,822	6,827	16,722	23,104
Operating expenses
Selling	841	832	3,446	3,598
General and administrative	2,606	3,026	11,709	12,354
Research and development	298	292	1,191	1,199
Restructuring charges	304	-	571	-
Total operating expenses	4,049	4,150	16,917	17,151
(Loss) income from operations	(1,227)	2,677	(195)	5,953
Other expense
Interest expense	(196)	(122)	(744)	(487)
(Loss) income before income taxes	(1,423)	2,555	(939)	5,466
Income tax expense (benefit)	55	(1,797)	356	(1,408)
Net (loss) income	$(1,478)	$4,352	$(1,295)	$6,874

Net (loss) income per common share:
Basic (in dollars per share)	$(0.54)	$1.59	$(0.47)	$2.53
Weighted average number of common shares outstanding - basic (in shares)	2,756,943	2,739,848	2,755,041	2,722,135
Diluted (in dollars per share)	$(0.54)	$1.51	$(0.47)	$2.38
Weighted average number of common shares outstanding - diluted (in shares)	2,756,943	2,879,654	2,755,041	2,885,879

Other comprehensive (loss) income
Foreign currency translation	(310)	156	(445)	(162)
Comprehensive (loss) income, net of tax	$(1,788)	$4,508	$(1,740)	$6,712

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND DECEMBER 31, 2023

(IN THOUSANDS, EXCEPT SHARE DATA)

	DECEMBER 31, 2024	DECEMBER 31, 2023
ASSETS
Current assets:
Cash	$916	$960
Restricted cash	-	715
Accounts receivable, less allowances of $196 and $358	14,875	19,279
Inventories, net	21,638	21,660
Contract assets	13,792	14,481
Prepaid assets and other assets	4,094	1,698
Total current assets	55,315	58,793

Property and equipment, net	6,232	6,513
Operating lease assets	8,139	6,917
Deferred tax assets	2,575	2,641
Other intangible assets, net	174	263
Total assets	$72,435	$75,127

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,582	$15,924
Accrued payroll and commissions	1,841	4,138
Customer deposits	5,140	4,068
Current portion of operating leases	1,175	1,033
Current portion of finance lease obligations	143	356
Other accrued liabilities	1,547	1,063
Total current liabilities	21,428	26,582

Long-term liabilities:
Long-term line of credit	8,634	5,815
Long-term operating lease obligations, net of current portion	7,773	6,763
Long-term finance lease obligations, net of current portion	311	209
Other long-term liabilities	284	414
Total long-term liabilities	17,002	13,201
Total liabilities	38,430	39,783

Shareholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding	250	250
Common stock - $0.01 par value; 9,000,000 shares authorized; 2,760,793 and 2,740,178 shares issued and outstanding, respectively	28	27
Additional paid-in capital	17,329	16,929
Accumulated other comprehensive loss	(977)	(532)
Retained earnings	17,375	18,670
Total shareholders’ equity	34,005	35,344
Total liabilities and shareholders’ equity	$72,435	$75,127

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	DECEMBER 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,295)	$6,874
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	1,649	1,891
Amortization	89	159
Compensation on stock-based awards	461	423
Deferred taxes	(12)	(2,362)
Change in accounts receivable allowances	(162)	24
Change in inventory reserves	280	26
Gain on disposal of property and equipment	(23)	-
Changes in current operating items
Accounts receivable	4,405	(3,432)
Employee retention credit receivable	-	2,650
Inventories	(400)	716
Contract assets	689	(4,514)
Prepaid expenses	(2,049)	(147)
Income taxes	(333)	(832)
Accounts payable	(3,956)	483
Accrued payroll and commissions	(2,289)	(661)
Customer deposits	1,071	553
Other accrued liabilities	(375)	(82)
Net cash (used in) provided by operating activities	(2,250)	1,769

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	7	-
Purchases of property and equipment	(1,270)	(1,284)
Net cash used in investing activities	(1,263)	(1,284)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	129,793	124,552
Payments to line of credit	(126,944)	(125,602)
Proceeds from notes payable	345	-
Principal payments on financing leases	(367)	(390)
Share repurchases	(100)	-
Stock option exercises	38	159
Net cash provided by (used in) financing activities	2,765	(1,281)

Effect of exchange rate changes on cash	(11)	(10)

Net change in cash and cash equivalents	(759)	(806)
Cash and cash equivalents - beginning of year	1,675	2,481
Cash and cash equivalents - end of year	$916	$1,675

Reconciliation of cash and restricted cash reported within the consolidated balance sheets:
Cash	$916	$960
Restricted cash	-	715
Total cash and restricted cash reported in the consolidated statements of cash flows	$916	$1,675

	THREE MONTHS ENDED December 31,		TWELVE MONTHS ENDED December 31,
	2024	2023	2024	2023
RECONCILIATION OF NET (LOSS) INCOME TO EBITDA
($ in thousands)
Net (loss) income	$(1,478)	$4,352	$(1,295)	$6,874
Interest	196	122	744	487
Taxes	55	(1,797)	356	(1,408)
Depreciation	333	471	1,649	1,891
Amortization	5	40	89	159
EBITDA	(889)	3,188	1,543	8,003
Restructuring charges	304	-	571	-
ADJUSTED EBITDA	$(585)	$3,188	$2,114	$8,003

There were no material adjustments to EBITDA in 2023.

Adjustment to EBITDA in 2024 includes ($ in thousands):

●	In the second quarter of 2024, we announced the closure of our Blue Earth, Minnesota facility by the end of 2024. In connection with this action, we incurred $304 thousand and $571 thousand of retention bonus and other expenses in the quarter and year ended December 31, 2024, respectively, which expense amount is not included in Adjusted EBITDA.

($ in millions)	Last Twelve Months (LTM) Ended in Quarter
	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
Net Sales	$115.2	$123.8	$126.1	$132.0	$134.1	$138.3	$140.8	$138.9	$139.3	$138.7	$137.5	$135.6	$128.1

Gross Profit $ - Adjusted	11.2	13.7	15.1	18.1	20.5	21.9	22.4	21.4	23.1	23.1	22.2	20.7	16.7
Gross Margin % - Adjusted	9.7%	11.0%	12.0%	13.7%	15.3%	15.8%	15.9%	15.4%	16.6%	16.6%	16.1%	14.9%	13.1%

EBITDA - Adjusted	$(0.2)	$1.9	$2.5	$4.2	$5.8	$6.7	$6.8	$6.0	$8.0	$8.1	$7.3	$5.9	$2.1

Contact

Andrew D. C. LaFrence

Chief Financial Officer and Senior Vice President of Finance

alafrence@nortechsys.com

952-345-2243